UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 20, 2006
VITRIA TECHNOLOGY, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-27207 (Commission File Number)	77-0386311 (I.R.S. Employer Identification No.)
945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 212-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On September 20, 2006, Vitria Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Innovation Technology Group, Inc., a Delaware corporation (“Parent”), and ITG Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), dated as of September 20, 2006 (the “Merger Agreement”). Parent is a corporation wholly owned by JoMei Chang, Ph.D., a member of the Board of Directors of the Company, and Dale Skeen, Ph.D., a member of the Board of Directors of the Company and the Company’s current Chief Executive Officer. Under the terms of the Merger Agreement and subject to satisfaction or waiver of the conditions therein, Parent will acquire, through the merger of Merger Sub with and into the Company (the “Merger”), all of the outstanding common stock of the Company. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.
     At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by Parent, Merger Sub, Dr. Chang and Dr. Skeen, the Company or its subsidiaries, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $2.75 per share in cash, without interest.
     The Board of Directors of the Company approved the Merger Agreement following the unanimous recommendation of a committee of the Board comprised entirely of independent directors (the “Strategic Committee”).
     The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the stockholders of the Company, regulatory approvals and other customary closing conditions.
     The Company has made customary representations, warranties and covenants in the Merger Agreement. The Company may not solicit competing proposals or, subject to exceptions that permit the Company’s Board of Directors (or the Strategic Committee) to comply with their fiduciary duties, participate in any discussions or negotiations regarding alternative proposals.
     The Merger Agreement may be terminated under certain circumstances, including if the Company’s Board of Directors (or the Strategic Committee) has determined in good faith that it has received a superior proposal and complies with certain terms of the Merger Agreement. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent and Merger Sub for their transaction expenses up to $500,000 and under specified circumstances, the Company will be required to pay Parent a termination fee of $2,800,000.
     The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.
     In connection with the execution of the Merger Agreement, Dr. Chang and Dr. Skeen entered into voting agreements pursuant to which they have agreed to, among other things, vote in favor of the adoption of the Merger Agreement and to use their best efforts to cause Parent and Merger Sub to perform their respective obligations under the Merger Agreement, in each case so long as the Merger Agreement is not terminated in accordance with its terms. Skeen/Chang Investments, L.P. entered into a voting agreement pursuant to which it has agreed to vote in favor of the adoption of the Merger Agreement. Dr. Chang and Dr. Skeen, together with Skeen/Chang Investments, L.P., collectively hold approximately 29% of the outstanding shares of the Common Stock.
     The Strategic Committee engaged Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies”), to serve as financial advisors to the Strategic Committee. On September 20, 2006, Jefferies delivered an opinion to the Strategic Committee of the Board of Directors that, as of the date of the opinion, the Merger Consideration (as defined in the Merger Agreement) was fair, from a financial point of view, to the stockholders of the Company (other than the Company, Parent and members of the Parent Group (as defined in the Merger Agreement) and any of their respective direct or indirect subsidiaries, the Chang Family Trust and the holders of Appraisal Shares (as defined in the Merger Agreement)).
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information Regarding the Merger will be Filed with the SEC:
     In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The Company and Parent also intend to file a transaction statement on Schedule 13E-3 with the SEC relating to the Merger. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available), the transaction statement on Schedule 13E-3 and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Vitria Technology, Inc., 945 Stewart Drive, Sunnyvale, California, 94085, telephone (408) 212-2700, or from the Company’s website, http://www.vitria.com.
     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2006. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
     On September 21, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Forward-Looking Statements
     This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of September 20, 2006, among Innovation Technology Group, Inc., a Delaware corporation (“Parent”), ITG Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Vitria Technology, Inc., a Delaware corporation. *
99.1	Press Release, dated September 21, 2006, entitled “Vitria Technology, Inc. Announces Going-Private Transaction with Principal Stockholders.”

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.
Dated: September 21, 2006	By:	/s/ Michael D. Perry
Michael D. Perry
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of September 20, 2006, among Innovation Technology Group, Inc., a Delaware corporation (“Parent”), ITG Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Vitria Technology, Inc., a Delaware corporation. *
99.1	Press Release, dated September 21, 2006, entitled “Vitria Technology, Inc. Announces Going-Private Transaction with Principal Stockholders.”

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.